               SECURITIES AND EXCHANGE COMMISSION


                    Washington D.C.  20549


                         FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)
     December 23, 1993


                    ST. JUDE MEDICAL, INC.

     (Exact name of registrant as specified in charter)



     Minnesota           0-8672         41-1276891
     (State or other     (Commission    (IRS Employer
     jurisdiction of     File Number)   Identification No.)
     incorporation)



One Lillehei Plaza, St. Paul, MN             55117
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number including area code (612) 483-2000


(Former name or former address, if changed since last report)
     Not applicable

Item 2.   Acquisition or Disposition of Assets

On December 6, 1993, St. Jude Medical, Inc. (the "Company"), SJM Acquisition Corp., a wholly owned subsidiary of the Company, and Electromedics, Inc. ("Electromedics") executed an Agreement and Plan of Merger (the "Agreement"). On December 23, 1993, Electromedics terminated the Agreement with the Company under the terms of the Agreement.


                              ST. JUDE MEDICAL, INC.



Date                          By
                                   Stephen L. Wilson
                                   Vice President - Finance
                                   and Chief Financial Officer

Item 2.Acquisition or Disposition of Assets

On December 6, 1993, St. Jude Medical, Inc. (the "Company"), SJM Acquisition Corp., a wholly owned subsidiary of the Company, and Electromedics, Inc. ("Electromedics") executed an Agreement and Plan of Merger (the "Agreement"). On December 23, 1993, Electromedics terminated the Agreement with the Company under the terms of the Agreement.


                              ST. JUDE MEDICAL, INC.



Date                          By   /s/ Stephen L. Wilson
                                   Stephen L. Wilson
                                   Vice President - Finance
                                   and Chief Financial Officer